Exhibit 99.1

 CATHAY GENERAL BANCORP EXERCISES OPTIONS TO PURCHASE 41% OF GREAT EASTERN BANK

    LOS ANGELES, Oct. 25 /PRNewswire-FirstCall/ -- Cathay General Bancorp (the "Company") (Nasdaq: CATY), the holding company for Cathay Bank, announced today that it had exercised options to purchase 41% of the outstanding stock of Great Eastern Bank.

    Closing of the purchase of Great Eastern Bank stock pursuant to the stock options is subject to the receipt of the necessary regulatory approvals and the satisfaction or waiver by the Company of other conditions to closing. The Company has made the necessary regulatory filings with the Federal Reserve Bank of San Francisco and the New York State Banking Department to acquire up to 100% of the stock of Great Eastern Bank.

    Great Eastern Bank is party to a transaction agreement with UCBH Holdings, Inc. which cannot be completed without the approval of holders 66 2/3rds of Great Eastern Bank shareholders. The Company has stated that it intends to vote any shares it may acquire against the proposed transaction with UCBH. The Company has previously announced a proposal to acquire Great Eastern Bank at a higher price, with what it believes to be greater certainty of consummation and on other more favorable terms than the undisclosed agreement between Great Eastern Bank and UCBH.

    ABOUT CATHAY GENERAL BANCORP
    Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates twenty-nine branches in California, four branches in New York State, one in Massachusetts, one in Houston, Texas, one in Washington State, and representative offices in Taipei, Hong Kong, and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

    FORWARD-LOOKING STATEMENTS AND OTHER NOTICES
    Statements made in this news release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this news release are forward-looking statements. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the Company's ability to successfully consummate a transaction with Great Eastern Bank, the price and other terms on which a transaction is consummated with Great Eastern Bank, or the Company's ability to realize the benefits of such a transaction if consummated. These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004, its reports and registration statements filed (including those filed by GBC Bancorp prior to its merger with Cathay General Bancorp) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. All forward-looking statements speak only as of the date of this news release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events. There can be no guarantee that any transaction between Cathay General Bancorp and Great Eastern Bank will occur or what the price or terms of any such transaction may be.

    Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777
N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213)
625-4749.

    ADDITIONAL INFORMATION
    Subject to future developments, Cathay General Bancorp may file with the United States Securities and Exchange Commission a registration statement to register the Cathay General Bancorp shares which would be issued in the proposed transaction. Investors and security holders are urged to read the registration statement (when and if available) and any other relevant documents filed with the Commission, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the registration statement (when and if available) and other relevant documents at the Commission's Internet web site at www.sec.gov. The registration statement (when and if available) and such other documents may also be obtained free of charge from Cathay General Bancorp by directing such request to: Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012,
Attention: Investor Relations (213) 625-4749.

SOURCE  Cathay General Bancorp
    -0-                             10/25/2005
    /CONTACT: Heng W. Chen of Cathay General Bancorp, +1-213-625-4752/ /Web site: http://www.cathaybank.com /
    (CATY)